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                                                                     EXHIBIT 5.1

                  [GARY STEVEN FINDLEY & ASSOCIATES LETTERHEAD]

                                 August 3, 2001


Western Sierra Bancorp
3350 Country Club Drive, Suite 202
Cameron Park, California 95682

Re:      Registration Statement on Form S-8

Gentlemen:

At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale, of up to 100,000 shares of common stock ("Common Stock") pursuant to the Western Sierra Bancorp KSOP Plan ("Plan"). We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Common Stock.

It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the Common Stock, said Common Stock, will, upon the issuance and sale thereof in accordance with the Plan referred to in the Registration Statement, be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration
Statement.

                                                Respectfully submitted,

                                                GARY STEVEN FINDLEY & ASSOCIATES

                                                By: /s/ Gary Steven Findley
                                                    ----------------------------
                                                    Gary Steven Findley
                                                    Attorney at Law

GSF:bl